Exhibit 32
CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Barnabus Enterprises Ltd., a Nevada
corporation (the "Company"), on Form 10-QSB for the quarter ended November 30,
2004, as filed with the Securities and Exchange Commission on the date hereof
(the "Report"), I, Kerry K.W. Nagy, President (Principal Executive Officer),
Treasurer (Principal Financial Officer), and Secretary of the Company, do each hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18
U.S.C. Section 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: January 21, 2005                    /s/ Kerry K.W. Nagy
                                              Kerry K.W. Nagy
                                              Principal Executive Officer
                                              Principal Financial Officer

[A signed original of this written statement required by Section 906 has been provided to Barnabus Enterprises Ltd. and will be retained by Barnabus
Enterprises Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.]